Exhibit 99.1

Assertio Holdings, Inc. Appoints Paul Schwichtenberg to New CTO Role, Mary Pietryga as CCO

CTO Role to Focus on Growth from New Market and Revenue Strategies

LAKE FOREST, Ill., December 12, 2024 – Assertio Holdings, Inc. (“Assertio” or the “Company”) (Nasdaq: ASRT), a pharmaceutical company with comprehensive commercial capabilities offering differentiated products to patients, announced today the creation of a new Transformation Office and the appointment of Paul Schwichtenberg as Chief Transformation Officer (CTO). Mr. Schwichtenberg currently serves as the company’s Chief Commercial Officer and was previously CFO.

“As CTO, Paul will be future looking, working closely with me, to identify synergies, innovative strategies, and new revenue streams to best position the company for future growth,” said Brendan O’Grady, Chief Executive Officer of Assertio Holdings. “Paul brings a wealth of experience to this new position from his prior pharmaceutical leadership roles and as the prior CFO and current CCO of Assertio. As CFO, Paul delivered organizational efficiencies and pricing strategies that led to higher profitability and operating cash flow. Additionally, during Paul’s tenure as CFO, he executed a debt refinancing which strengthened the balance sheet for the company. Under Paul’s leadership as CCO over the last year, the company was able to stabilize portfolio revenue after the acquisition of Rolvedon and generic competition for Indocin. I am excited for Paul to move into this role and look forward to the many positive contributions he will make as we work to rapidly evolve our business and position Assertio for continued success.”

In addition, Mary Pietryga will be appointed as Chief Commercial Officer, effective December 16, 2024, with responsibility for sales, marketing and commercial access, taking over from Schwichtenberg.

Ms. Pietryga joins Assertio from Teva Pharmaceuticals, where she was Vice President and Head of the Global Biosimilar Portfolio. In her role, she led a redesign of the global asset portfolio and created a multi-year framework to increase revenue and drive new partnerships. She has also served as Chief Commercial Officer at Peregrine Market Access, leading contract teams delivering end-to-end, fully integrated, CRO and commercial solutions. Previously she was Vice President of Global Marketing at Pacira Biosciences, driving portfolio growth performance through demand generation. She has held leadership and commercial roles in specialty medicines and other categories at Ferring Pharmaceutical, Collegium, Sanofi, Janssen Ortho-McNeil and Merck & Co. She holds a Bachelor of Arts from Michigan State University and a Master of Business Administration from Villanova University.

“I am pleased to welcome Mary to the team at Assertio, bringing decades of expertise in the commercial drivers of innovative medicines,” said O’Grady. “In previous opportunities working together, she has consistently delivered portfolio solutions, innovative marketing strategies, market access, and sales programs that achieved substantial revenue growth and operating margin targets across multiple pharmaceutical categories.”

About Assertio

Assertio is a commercial pharmaceutical company with comprehensive commercial capabilities offering differentiated products to patients. We have built our commercial portfolio through acquisition or licensing of approved products. Our commercial capabilities include marketing through both a sales force and a non-personal promotion model, market access through payor contracting, and trade and distribution. To learn more about Assertio, visit www.assertiotx.com.

Forward Looking Statements

Statements in this communication that are not historical facts are forward-looking statements that reflect Assertio’s current expectations, assumptions and estimates of future performance and economic conditions. These forward-looking statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, future events or the future performance or operations of Assertio, including risks related to the subject matter of this communication and our ability to realize the benefits from our operating model, deliver or execute on our business strategy, including to expand or diversify our asset base and market reach and drive cash flows and growth, successfully integrate new assets, and explore new business development initiatives. All statements other than historical facts may be forward-looking statements and can be identified by words such as “anticipate,” “believe,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “imply,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,” “position,” “potential,” “predict,” “project,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “target,” “would,” “will,” “aim” or other similar expressions that convey the uncertainty of future events or outcomes and are used to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the control of Assertio, including the risks described in Assertio’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”) and in other filings Assertio makes with the SEC from time to time.

Investors and potential investors are urged not to place undue reliance on forward-looking statements in this communication, which speak only as of this date. While Assertio may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to update or revise any forward-looking-statements contained in this press release whether as a result of new information or future events, except as may be required by applicable law.

Investor Contact

Matt Kreps, Managing Director

Darrow Associates

M: 214-597-8200

mkreps@darrowir.com